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                                                                   EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No.1 to Registration Statement No.333-31722 of Novo Group, Inc. on Form S-1 of our report dated March 3, 2000 on the consolidated financial statements of Novo Group, Inc. and our report dated March 3, 2000 on the financial statements of Blue Marble Advanced Communications Group, LTD., both reports appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP


San Francisco, California
March 8, 2000